Exhibit  99.1
                           Nascent Technologies, Inc.
                    Proxy  Solicited  on  Behalf  of  the  Board  of  Directors


     The undersigned hereby appoints Daniel Hodges, proxy, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of Nascent Technologies, Inc. to be held at 10130 E. Winding Trail, Tucson, Arizona, on __________ __, 2000 at ___ _.m., local time, or any adjournments thereof, for the following purposes:

     1. To approve the Plan of Merger, dated as of __________, 2000, by and between Nascent and Evolution USA, Inc. ("Evolution"), which provides for the merger of Evolution and Nascent. The Plan of Merger is enclosed with the accompanying proxy statement/prospectus as Appendix A.

            [   ]  FOR     [   ]  AGAINST     [   ]  ABSTAIN

     2. In his discretion, the proxy is authorized to vote upon any other business that may properly come before the meeting, or any adjournments thereof, including to vote in favor of an adjournment of the meeting, if necessary, in order to solicit additional votes in favor of approval of the Plan of Merger.

            [   ]  FOR     [   ]  AGAINST     [   ]  ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.


_______________________                        ___________________________
     Printed  Name                                   Signature



                                               ___________________________
                                                     Signature


                                               Dated: _____________ ,  2000

                                         (If signing as Attorney, Administrator,
                                          Executor, Guardian or Trustee, please
                                          add  your  title  as  such.)


                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY


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